     As filed with the Securities and Exchange Commission on August 3, 2001

                                                      Registration No. 333-59669


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                         POST EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------------

                               FOTOBALL USA, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    33-0614889
 (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                     Identification No.)

                                 6740 COBRA WAY
                           SAN DIEGO, CALIFORNIA 92121
               (Address of Principal Executive Offices) (Zip Code)

                                -----------------

                    FOTOBALL USA, INC. 1998 STOCK OPTION PLAN
                            (Full title of the plan)

                                -----------------

           MICHAEL FAVISH                         CHARLES I. WEISSMAN, ESQ.
CHAIRMAN AND CHIEF EXECUTIVE OFFICER        SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
         FOTOBALL USA, INC.                         405 LEXINGTON AVENUE
           6740 COBRA WAY                         NEW YORK, NEW YORK 10174
     SAN DIEGO, CALIFORNIA 92121                       (212) 973-0111
           (858) 909-9900

            (Name, address and telephone number, including area code,
                             of agents for service)

====================================================================================================================================
                                             CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM         PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE      AMOUNT TO BE REGISTERED       OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
          REGISTERED                      (1)(2)                   SHARE (3)                PRICE (3)           REGISTRATION FEE
          -----------                     ------                   ---------                ---------           ----------------
Common Stock, par value $.01          100,000 shares                 $1.80                   $180,000                $47.52
per share
==========================================================================================================================

(1) Pursuant to Rule 416, this registration statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The securities registered hereby represent an addition to the 500,000 shares of common stock issuable under the Fotoball USA, Inc. 1998 Stock Option Plan which were registered previously on a registration statement on Form S-8 (File No. 333-59669, filed on July 23, 1998) and 200,000 shares of common stock issuable under the Fotoball USA, Inc. 1998 Stock Option Plan which were registered previously on a registration statement on Form S-8, Post Effective Amendment No. 1 (File No. 333-59669, filed on August 16, 1999).

(3) Estimated in accordance with Rule 457(c) and (h) of the Securities Act, solely for the purpose of calculation of the registration fee. Based on the average of the high and low sale prices of Fotoball's common stock as reported by the Nasdaq National Market on July 31, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     WE HAVE INCORPORATED CERTAIN IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT FOTOBALL THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT, INCLUDING ANY EXHIBITS THAT ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH INFORMATION. WE WILL PROVIDE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS DOCUMENT IS DELIVERED, A COPY OF ANY OR ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS DOCUMENT, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO FOTOBALL USA, INC., 6740 COBRA WAY, SAN DIEGO, CALIFORNIA 92121, TELEPHONE (858) 909-9900, ATTENTION: SECRETARY.

     The following documents filed by Fotoball with the SEC are hereby incorporated by reference into this document and made a part hereof:

     o our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, as amended on Form 10-KSB/A

     o our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001

     o the description of our securities contained in our Registration Statement on Form 8-A, filed with the SEC on August 1, 1994, as amended by Forms 8-A filed with the SEC on August 30, 1996, October 18, 1996 and August 19, 1999.

     All documents and reports filed by Fotoball pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and before the termination of the offering shall be deemed to be incorporated by reference in this document and to be a part hereof from the dates of filing of such documents or reports. Any statement contained herein or in a document incorporated herein by reference will be deemed to be modified or superseded for the purpose of this document to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     The indemnification of officers and directors of Fotoball is governed by
Section 145 of the DGCL and the Certificate of Incorporation (the "Certificate") and By-Laws of Fotoball.

     Among other things, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings, other than an action by or in the right of the corporation, to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. No indemnification may be made in any such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is under all circumstances, fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses including attorneys' fees actually and reasonably incurred by him. In all cases in which indemnification is permitted, unless ordered by a court, it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made by a majority vote of a quorum consisting of the directors who were not parties to the action or, if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

     The DGCL authorizes the corporation to pay expenses incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

     The Certificate provides that no director of Fotoball shall be personally liable to Fotoball or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

     o for any breach of the director's duty of loyalty to Fotoball or its stockholders

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

     o   for paying a dividend or approving a stock repurchase in violation of
         Section 174 of the DGCL

     o for any transaction from which the director derived an improper personal benefit

     The By-Laws provide that directors, officers and others shall be indemnified to the fullest extent authorized by the DGCL, as now in effect or as then may be in effect, whichever is more favorable to such persons, against any and all judgments, fines and amounts paid in settling or otherwise disposing of threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative and expenses incurred by such person in connection therewith. The By-Laws further provide that, to the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall, at his request, be paid by Fotoball in advance of the final disposition of such action or proceeding.

     The By-Laws provide that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or acquire.

     Fotoball maintains directors and officers liability and company reimbursement insurance which, among other things,

     o provides for payment on behalf of its officers and directors against loss as defined in the policy stemming from acts committed by directors and officers in their capacity as such

     o provides for payment on behalf of Fotoball against such loss but only when Fotoball shall be required or permitted to indemnify directors or officers for such loss

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration Statement:

Exhibit Number.      Description.
---------------      ------------

4.1*                 Fotoball USA, Inc. 1998 Stock Option Plan, as amended.

4.2*                 Form of Stock Option Agreement for the Fotoball USA, Inc.
                     1998 Stock Option Plan (incorporated by reference to
                     Exhibit 4.2 of the Registration Statement on Form S-8 (File No. 333-59669).

5.1                  Opinion of Swidler Berlin Shereff Friedman, LLP.

23.1                 Consent of Good, Swartz, Brown, Berns and Co. LLP.

23.2 Consent of Swidler Berlin Shereff Friedman, LLP (contained in Exhibit 5.1).

----------------------
*  Indicates exhibits relating to executive compensation.

Item 9. Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that paragraphs (a)(l)(i) and (ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 3rd day of August, 2001.

                                        FOTOBALL USA, INC.

                                        By: /s/ Michael Favish
                                           ---------------------------------
                                            Michael Favish
                                            Chairman, Chief Executive
                                            Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature                        Titles                          Date
---------                        ------                          ----

/s/ Michael Favish               President, Chief Executive      August 3,  2001
----------------------------     Officer and Director
Michael Favish                   (Principal Executive Officer)



/s/ Thomas R. Hillebrandt        Senior Vice President and       August 3,  2001
----------------------------     Chief Financial Officer
Thomas R. Hillebrandt            (Principal Financial and
                                 Accounting Officer)

/s/ Nicholas A. Giordano         Director                        August 3,  2001
----------------------------
Nicholas Giordano


/s/ Joel K. Rubenstein           Director                        August 3,  2001
----------------------------
Joel K. Rubenstein


/s/ John J. Shea                 Director                        August 3,  2001
----------------------------
John Shea

                                  EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------

4.1                 Fotoball USA, Inc. 1998 Stock Option Plan, as amended.
5.1                 Opinion of Swidler Berlin Shereff Friedman, LLP.
23.1                Consent of Good, Swartz, Brown, Berns and Co. LLP.